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                                                                     Exhibit 1.2

                                PRICING AGREEMENT


Goldman, Sachs & Co.,
   As Representatives of the several
     Underwriters named in Schedule I hereto, 85 Broad Street,
New York, New York 10004.

                                                                   July 13, 2000

Ladies and Gentlemen:

         The Goldman Sachs Group, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated July 13, 2000 (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement and the address of the Representatives referred to in such Section 13 are set forth at the end of Schedule II hereto.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

         If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the

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authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                        Very truly yours,

                                        The Goldman Sachs Group, Inc.

                                        By:  /s/ Dan H. Jester
                                           -------------------------------------
                                            Name: Dan H. Jester
                                            Title: Vice President and Treasurer

Accepted as of the date hereof:

Goldman, Sachs & Co.

        /s/ Goldman, Sachs & Co.
-----------------------------------------
          (Goldman, Sachs & Co.)

  On behalf of each of the Underwriters
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                                   SCHEDULE I

                                                                    PRINCIPAL
                                                                    AMOUNT OF
                                                                   DESIGNATED
                                                                   SECURITIES
                                                                      TO BE
                    UNDERWRITER                                     PURCHASED
Goldman, Sachs & Co........................................     $1,000,000,000
ABN AMRO Bank N.V..........................................         15,625,000
Banc of America Securities LLC.............................         15,625,000
Banc One Capital Markets, Inc..............................         15,625,000
Banco Santander Central Hispano, S.A.......................         15,625,000
Chase Securities Inc.......................................         15,625,000
Credit Lyonnais Securities (USA) Inc.......................         15,625,000
Den Danske Bank Aktieselskab...............................         15,625,000
Deutsche Bank Securities Inc...............................         15,625,000
DG Bank
      Deutsche Genossenschaftsbank AG......................         15,625,000
HSBC Securities (USA) Inc..................................         15,625,000
Loop Capital Markets, LLC..................................         15,625,000
McDonald Investments, Inc., A KeyCorp Company..............         15,625,000
Ormes Capital Markets, Inc.................................         15,625,000
Charles Schwab & Co., Inc..................................         15,625,000
Unibank A/S................................................         15,625,000
Wachovia Securities, Inc...................................         15,625,000
                                                                --------------
                                    Total..................     $1,250,000,000
                                                                ==============


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                                   SCHEDULE II

TITLE OF DESIGNATED SECURITIES:

       7.625% Notes due 2005

AGGREGATE PRINCIPAL AMOUNT:

       $1,250,000,000

PRICE TO PUBLIC:

           99.982% of the principal amount of the Designated Securities

PURCHASE PRICE BY UNDERWRITERS:

                99.632% of the principal amount of the Designated Securities

FORM OF DESIGNATED SECURITIES:

       Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

       Federal (same day) funds

TIME OF DELIVERY:

         10:00 a.m. (New York City time), July 17, 2000

INDENTURE:

       Indenture dated May 19, 1999, between the Company and The Bank of New York, as Trustee

MATURITY:  August 17, 2005

INTEREST RATE:

       7.625%

INTEREST PAYMENT DATES:

       February 17 and August 17, commencing February 17, 2001

REDEMPTION PROVISIONS:

       The Designated Securities may be redeemed as a whole at 100% of their principal amount, together with accrued interest to the redemption date, at the option of the Company upon not less than 30 nor more than 60 days' notice, upon a change in United States laws or regulations affecting taxation which causes the Company to be obligated to pay additional amounts to United States alien holders in respect of the Designated Securities, as set forth in more detail in the Prospectus as supplemented with respect thereto.

OBLIGATION TO MAKE ADDITIONAL PAYMENTS:

       The Company will, subject to certain exceptions, pay to United States alien holders of the Designated Securities such additional amounts so that every net payment on the Designated Securities, after deduction of withholding for or on account of any present or future tax, assessment or other governmental charge imposed by the United States or any political subdivision or taxing authority


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       thereof or therein, will not be less than the amount provided for in the
       Designated Securities, as set forth in more detail in the Prospectus as supplemented with respect thereto.

SINKING FUND PROVISIONS:

       No sinking fund provisions

DEFEASANCE PROVISIONS:

       The Designated Securities are subject to defeasance and covenant defeasance by the Company if certain conditions are satisfied, as set forth in the Prospectus as supplemented with respect thereto.

CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:

       Sullivan & Cromwell, 125 Broad Street, New York, New York  10004

ADDITIONAL CLOSING CONDITIONS:

       None.

NAMES AND ADDRESSES OF REPRESENTATIVES:

       Designated Representatives: Goldman, Sachs & Co.

       Address for Notices, etc.: 32 Old Slip, 21st Floor, New York, New York 10005, Attention: Registration Department.


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